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                                    EXHIBIT 3

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                     Exhibit 3

                         Subsidiaries of the Registrant


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                                                                                                            State or
                                                                                     Percent           Other Jurisdiction
Parent Company                                       Subsidiary                       Owned            of Incorporation
--------------                                       ----------                      -------           ------------------
WSFS Financial Corporation         Wilmington Savings Fund Society                    100%               United States
                                        Federal Savings Bank

Wilmington Savings Fund            Star States Development Company                    100                 Delaware
 Society, Federal                     838 Investment Group, Inc.                      100                 Delaware
 Savings Bank                          WSFS Credit Corporation                        100                 Delaware
                                     Community Credit Corporation                     100                 Delaware




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